CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm in the Statement of Additional Information under the captions "Independent Auditors" and to the use of our report, dated December 11, 2003, on the statement of assets and liabilities of Pioneer Select Equity Fund as of December 9, 2003 under the caption "Financial Statements" in the Statement of Additional Information in Pre-effective Amendment No. 1 to Registration Statement (Form N-1A, 1933 Act File No. 333-109901) and related Prospectus of Pioneer Select Equity Fund for the initial registration of its common shares.



                                                              ERNST & YOUNG LLP


Boston, Massachusetts
December 11, 2003